                              AGREEMENT OF WAIVER AND
                       FOURTH AMENDMENT TO FINANCE AGREEMENT

                                                              As of May 15, 1998

Sierra Rutile Limited (the "Company")
c/o RGC (USA) Mineral Sands
1223 Warner Road
Green Cove Springs, Florida 32043-4623



1. We refer to our Finance Agreement with you dated as of August 11, 1992 as amended to date (the "Finance Agreement"). (Capitalized terms used in this Fourth Amendment have the meanings given in the Finance Agreement). We also refer to our December 15, 1995 forbearance letter, as amended, among the Company, the Sponsors and the Senior Lenders, and in effect through May 15, 1998.

2. The outstanding principal amount of the Loan, as of the date hereof is $6,734,847.45.

3. You have requested that OPIC amend the Finance Agreement and the Notes as follows:

     a) Each of the Notes would be amended as set forth in Exhibit A attached hereto, and the term "Note" as defined in Section 1.01 of the Finance Agreement would be amended by adding the phrase "as the same may be amended from time to time."

     b) Each of the following new terms would be added to Section 1.01 of the Finance Agreement, to read as follows:

                "Guaranty" or "Guaranties" means the respective Guaranty agreements dated as of February 28, 1996, entered into by the Sponsors in favor of the Senior Lenders.

                "Account Control and Security Agreement" means the Account Control and Security Agreement dated as of May 15, 1998 among Nord, the Senior Lenders, and the Chase Manhattan Bank, as securities intermediary.

                "Collateral Agent Agreement" means the Collateral Agent Agreement dated as of May 15, 1998 among Holdings, the Banks, and the Chase Manhattan Bank, as collateral agent.

                "Share Pledge Agreement" means the Sierra Rutile Share Pledge Agreement dated as of May 15, 1998, made by Holdings in favor of the Senior Lenders.

     c) All references to "Project Funds Agreement" in the Finance Agreement would be deemed to be references to the "Guaranties" or either of them, as the context suggests.

     d) Section 2.04 of the Finance Agreement would be amended by changing the word "quarterly" to "annually."

     e) The second sentence of clause (b) of Section 2.05 of the Finance Agreement would read in its entirety as follows:

                The Maximum Loan Amount shall be reduced on the following dates and in the following amounts:

                Date Payment Due        Principal Amount Due
                ----------------        --------------------
                May 15, 1998            $2,886,363.66
                September 30, 1998      $1,417,587.17
                September 30, 1999      $607,724.16
                September 30, 2000      $607,724.16
                September 30, 2001      $1,215,448.31

                provided, that, on September 30, 2001 the Maximum Loan Amount shall be reduced to zero and the entire unpaid principal balance of the Loan, together with all accrued interest and fees due hereunder, shall be paid in full.

     f) Section 2.06 of the Finance Agreement would read in its entirety as follows:

          Section 2.06.  VOLUNTARY PREPAYMENT.  The Company may, upon fifteen
          (15) days prior notice to OPIC, prepay the Loan in whole or in part, subject to payment of all accrued interest on the principal amount of the Loan to be prepaid to the date of prepayment. The amount of any such partial prepayment shall be not less than $250,000 and shall be applied to the outstanding principal installments of the Loan under the repayment schedule provided for in Section 2.05(b) on a pro rata basis. Upon delivery of such notice, the Company shall be obligated to effect payment in accordance with the terms thereof.

     g) Sections 2.07(c) and 2.08 of the Finance Agreement would be deleted in their entirety.

     h) A new Section 7.01(vi) would be added to the Finance Agreement to read in its entirety as follows:

                "(vi) Liens that (A) are evidenced by documents reasonably satisfactory to OPIC, (B) are pari passu with the Liens created under the Security Documents and (C) secure the Senior Debt and any New Senior Loans (as defined in Section 7.02(g))."

     h) A new Section 7.02 (g) would be added to the Finance Agreement to read as follows:

                "(g) Long-term Indebtedness incurred to refinance some or all of the Senior Loans (subject to compliance with the requirements of Section 2.07(b)) or to finance the re-opening of the Project, which Indebtedness has its first scheduled repayment not earlier than October 1, 2001 ("New Senior Loans")";

     j)   Section 8.01 (e) would read in its entirety as follows:

                "(e) The Company fails to comply with any covenant or provision set forth in Article VII hereof, other than Sections
                7.07 (b) and (f); or"

     k)   Section 8.01 (f) would be amended by adding at the end thereof:
          "...excluding,  however, noncompliance with Sections 6.01 and 6.11."

     l) Section 8.01 (j) would be amended by deleting the parenthetical beginning in the third line thereof, and inserting the following in its place: "...(other than this Agreement or as otherwise provided in Section 8.01(q)...".

     m) A new Section 8.01 (q) would be added to the Finance Agreement to read in its entirety as follows:

                "(q) The Company, either Sponsor, or any other affiliated party thereto (other than OPIC) fails to comply with or perform any of its obligations or undertakings set forth in the Guaranties, the Share Retention and Voting Agreement, the Subordination Agreement, the Account Control and Security Agreement, or the Share Pledge Agreement, and such failure continues for ten (10) Business Days after OPIC has notified the Company or such party thereof."


     n) A new Section 8.01 (r) would be added to the Finance Agreement to read in its entirety as follows:

                "(r) Nord fails at any time to maintain free of any Liens (other than Liens in favor of the Senior Lenders), and to certify to the Senior Lenders on the tenth day of each month that it so maintains:

                         (x) cash, cash equivalents or marketable securities (such marketable securities to be valued at the end of each month using an average closing sale price over that month with reference to Bloomberg Financial News Service) with an aggregate value of not less than 150% of Nord's guaranteed portion of the aggregate outstanding principal amount of the Senior Debt; and

                         (y) cash or cash equivalents with an aggregate value of not less than 100% of Nord's guaranteed portion of the aggregate principal amount of the Senior Debt scheduled to be paid during the next six months.

     o) A new Section 8.01 (s) would be added to the Finance Agreement to read it its entirety as follows:

                (s) Either of the Sponsors fails to pay, or a default
                    occurs with respect to, any other Indebtedness for borrowed money, whether contingent or otherwise, of such Sponsor] (including without limitation, any obligations relating to capital leases) and such failure or default continues beyond the grace period, if any, applicable thereto:

     p) A new Section 8.06 would be added to the Finance Agreement to read as follows:

                Section 8.06. Before OPIC exercises its rights under the Security Documents to sell or otherwise dispose of the collateral thereunder following an Event of Default, OPIC shall use reasonable efforts to give the Company and the Sponsors at least 10 Business Days notice during which time the Sponsors may cure such Event of Default unless, in OPIC's opinion, it would be harmed by any such delay. In addition, OPIC agrees, without in any way waiving any of its rights under the Security Documents, not to exercise any of its rights under the Security Documents unless an Event of Default has occurred under the Finance Agreement.

     q) The term "Financing Documents" shall include the Guaranties, the Account Control and Security Agreement, the Share Pledge Agreement and the Collateral Agent Agreement.

4. OPIC agrees to your requested amendments and to waive any Events of Default which arose before May 15, 1998 from the rebel incursion and occupation of the SRL minesite on January 19/20, 1995 and the subsequent discontinuance of operations there or the May 25, 1997 military coup and subsequent political events in Sierra Leone. These amendments and waivers will be effective when:

          (i) you can execute and the Sponsors acknowledge this amendment as provided below;

          (ii) The Company, or the Sponsors on behalf of the Company, have reimbursed OPIC for its payment to PNC Bank, National Association ("PNC") for the account of the Noteholders in the amount of $20,719.89 pursuant to Section 2.07 of the Funding Agreement dated as of February 16, 1993, as amended, among the Company, OPIC and PNC, in connection with the assignment by the Noteholders to OPIC of the Notes;

          (iii) OPIC receives (A) the Notes evidencing the Loan, duly endorsed to OPIC by the Noteholder, (B) an executed assignment from PNC Bank and (C) an Allonge to each Note in the form attached hereto as Exhibit A, executed by you and OPIC;

          (iv) each other Senior Lender agrees to similar amendments under the CDC Loan Documents, the DEG Loan Documents, the Ex-Im Loan Documents and the IFC Loan Documents, on similar conditions and an executed copy of each such amendment is delivered to OPIC;

          (v) the Senior Lenders receive the fully executed Account Control and Security Agreement, Share Pledge Agreement, Collateral Agent Agreement, and all documents contemplated thereunder;

          (vi) each of the Senior Lenders and Nord have executed and delivered to OPIC, as insurer, the Second Amendment to Notice of Assignment in the form attached as Exhibit A to the Account Control and Security Agreement; and

          (vii) you deliver legal opinions from counsel satisfactory to us in the forms attached.

5.   The Company represents, warrants and covenants to OPIC that:

     (a) After giving effect to this amendment and the amendments of the other Senior Lenders contemplated under paragraph 4 (iv) above, no Event of Default or event that with the passage of time or the giving of notice or both would constitute an Event of Default now exists, or will exist immediately following the execution hereof;

     (b) All necessary corporate actions on the part of the Company to authorize the execution, delivery and performance of this amendment (hereafter, this "amendment" or this "Agreement") and all other documents or instruments required pursuant hereto have been taken; this amendment is, and each such other document or instrument to which the Company is a party when executed and delivered will be, valid and legally binding upon the Company and enforceable in accordance with their respective terms;

     (c) The execution, delivery and performance by the Company of this amendment and all other documents or instruments required pursuant hereto to which it is a party and all actions and transactions contemplated hereby and thereby and the use of the proceeds of any Loan will not (i) violate, be in conflict with, result in a breach of or constitute (with due notice or lapse of time or both) a default under the Company's Memorandum and Articles of Association or other governing documents, any arbitration award or any order of any court or of any other Governmental Body or authority, or any applicable law, rule, order or regulation, indenture, agreement or other instrument to which the Company is a party or by which the Company or any of its properties is bound and which has not been waived or consented to, or
          (ii) result in the creation or imposition of any Lien, charge or encumbrance of any nature whatsoever, other than Liens permitted pursuant to the Finance Agreement upon any of the properties of the Company; and

     (d) No consent, approval or authorization of, or filing, registration or qualification with, any Governmental Body or any other Person is required to be obtained by the Company in connection with the execution, delivery or performance of this amendment and all other documents or instruments required pursuant hereto to which it is a party which has not already been obtained or completed.

6. COUNTERPARTS. This amendment may be executed in as many counterparts as may be convenient and shall become binding upon the Company and OPIC when each party hereto has executed at least one counterpart.

7. GOVERNING LAW; DESCRIPTIVE HEADINGS. THIS AMENDMENT SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE LAWS OF THE DISTRICT OF COLUMBIA OF THE UNITED STATES OF AMERICA WITHOUT REGARD TO ITS CONFLICT OF LAWS PROVISIONS. THE HEADINGS IN THIS AMENDMENT ARE FOR THE PURPOSE OF REFERENCE ONLY AND DO NOT LIMIT OR AFFECT ITS MEANING.

8. SUCCESSION. This amendment shall inure to the benefit of and be binding upon the successors and assigns of the parties hereto; PROVIDED, that the Company shall not, without the prior written consent of OPIC, assign or delegate all or any part of its interest or obligations hereunder.

9. FURTHER ASSURANCES. From time to time, the Company shall execute and deliver to OPIC such additional documents as OPIC may reasonably require to carry out the purposes of this Amendment or any of the Financing Documents or to preserve and protect the rights of OPIC as contemplated in the Finance Agreement, herein or in any of the other Financing Documents.

10. REFERENCES TO FINANCE AGREEMENT. Except as expressly provided in this Agreement, terms, provisions, conditions and agreements of the Finance Agreement and the other Financing Documents are and shall remain in full force and effect and hereby ratified and confirmed in all respects. On and after the effectiveness hereof, each reference in the

     Finance Agreement to "this Agreement", "hereunder", "hereof", "herein" or words of like import, and each reference to the Finance Agreement in any Note or other Financing Document, or other agreement, document or instrument executed and delivered pursuant to the Finance Agreement, shall be deemed a reference to the Finance Agreement, as amended hereby.

   If you and the Sponsors agree with all of the foregoing, please have a duly authorized officer sign below and return to us by May 15, 1998.

                    Very truly yours,

                    OVERSEAS PRIVATE INVESTMENT CORPORATION

                    By:
                       -------------------------------------
                            Its:

AGREED

SIERRA RUTILE LIMITED

By:
    -------------------------
Name:
Title:

AGREED
Our Guaranty to you dated February 28, 1996, the Share Retention Agreement and the Subordination Agreement, and each other Financing Agreement to which we are a party are and shall remain in full force and effect and are hereby ratified and confirmed in all respects. Each of the representations and warranties set forth in Section 4(a) through (h), (k) and (l) of our Guaranty are true and correct in all material respects as of the date hereof, provided that references to Financial Statement shall be deemed to refer to our December 31, 1997 annual, and subsequent interim, statements.

NORD RESOURCES CORPOATION

By:
    -------------------------
Name:
Title:


AGREED
Our Guaranty to you dated February 28, 1996, the Share Retention Agreement and the Subordination Agreement, and each other Financing Agreement to which we are a party are and shall remain in full force and effect and are hereby ratified and confirmed in all respects. Each of the representations and warranties set forth in Section 4(a) through (h), (k) and (l) of our Guaranty are true and correct in all material respects as of the date hereof, provided that references to Financial Statement shall be deemed to refer to our June 30, 1997 annual, and subsequent interim, statements.

CONSOLIDATE RUTILE LIMITED

By:
    -------------------------
Name:
Title:

                                                                       EXHIBIT A

                                      ALLONGE

     Reference is made to that certain Promissory Note dated ___________, 19__ in the stated principal amount of U.S.________________________________________
___________________ Dollars ($_______________) made by Sierra Rutile Limited and payable to the order of PNC Bank, National Association, and duly endorsed by PNC Bank, National Association to the Overseas Private Investment Corporation.

     Such Promissory Note is hereby amended as follows:

     1. The outstanding principal amount of the Promissory Note as at May 15, 1998, shall be repayable in accordance with the following schedule:

          Date Payment Due              Principal Amount Due
          ----------------              --------------------
          May 15, 1998                  $
          September 30, 1998            $
          September 30, 1999            $
          September 30, 2000            $
          September 30, 2001            $

        provided, that, on September 30, 2001, the entire unpaid principal balance of the Promissory Note, together with all accrued interest due thereunder, shall be paid in full.

     2. Interest on the Promissory Note shall be payable annually in arrears in Dollars on September 30 of each year, beginning with September 30, 1998, until such Promissory Note is paid in full, and the term "Interest Payment Date" shall refer to each such date.

     3. The term "Applicable Rate" shall mean a rate per annum equal to six point eight seven five per cent (6.875%).

     4. The notice requirement for any voluntary prepayment of the Promissory Note shall be fifteen (15) rather than thirty (30) days and there shall be no Prepayment Premium. The amount of any partial prepayment shall be not less than $250,000 and shall be applied to the outstanding principal installments of the Promissory Note under the repayment schedule provided above on a pro rata basis.

Except as modified hereby, the Promissory Note shall remain unchanged.

This Allonge shall be affixed to the Promissory Note in such manner as to become an integral part thereof.

IN WITNESS WHEREOF, the parties hereto acting by their duly authorized representatives, have cause this Allonge to be executed and delivered on this 15th day of May, 1998.



                         SIERRA RUTILE LIMITED



                         By:
                            ---------------
                           Name:
                           Title:

Accepted and Agreed to by:

OVERSEAS PRIVATE INVESTMENT CORPORATION

By:
   -----------------------------
Name:
Title: